EXHIBIT 99.1

Two River Bancorp Announces Completion of $10 Million
Private Placement of Subordinated Notes
and Repayment of Small Business Lending Fund Preferred Stock

TINTON FALLS, N.J., Dec. 16, 2015 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank (the “Bank”), today announced the completion of a private placement of $10 million in aggregate principal amount of fixed to floating rate subordinated notes to certain institutional accredited investors. The Company also announced the repayment of its remaining $6.0 million of Series C preferred stock that was issued to the United States Treasury in connection with its participation in the Small Business Lending Fund Program (the “SBLF”). The remaining proceeds from the placement of the notes will be used for general corporate purposes and to support future growth.

Terms of Subordinated Notes

The subordinated notes have a maturity date of December 31, 2025 and bear interest, payable quarterly, at the rate of 6.25% per annum until January 1, 2021.  On that date, the interest rate will be adjusted to float at an annual rate equal to the three-month LIBOR rate plus 464 basis points (4.64%) until maturity. The notes include a right of prepayment, without penalty, on or after December 14, 2020 and, in certain limited circumstances, before that date. The indebtedness evidenced by the subordinated notes, including principal and interest, is unsecured and subordinate and junior in right to payment to general and secured creditors of the Company and depositors of the Bank. The subordinated notes have been structured to qualify as Tier 2 capital for regulatory purposes.

FIG Partners acted as placement agent for the private placement of the subordinated notes. Stevens and Lee served as issuer's counsel, and Hogan Lovells served as placement agent's counsel.

Management Commentary

William D. Moss, President and CEO, stated, “We are pleased to announce the successful completion of our subordinated debt placement, as a form of low-cost regulatory capital.  This transaction is in line with our long-term capital management strategy of exiting SBLF in a deliberate and timely manner, and without any dilution to our shareholder base or detriment to our growth plans.  The Company remains committed to increasing shareholder value, and we believe that the repayment of our outstanding SBLF debt is an important step in our strategic plan.”

About the Company

Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches and two Loan Production Offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continues," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; changes in loan and investment prepayment assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com